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                                 Exhibit 24.2


INDEPENDENT ACCOUNTANTS' CONSENT
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Board of Directors and Stockholders
Structural Instrumentation, Inc.

We consent to the incorporation by reference in the Registration Statement (as filed with the Securities and Exchange Commission on August 6, 1984) on Form S-8 of our report dated September 24, 1993, relating to the consolidated financial statements of Structural Instrumentation, Inc. as July 31, 1993 and 1992, and for each of the two years in the period ended July 31, 1993, which report appears in your 1993 Annual Report to Stockholders.


DELOITTE & TOUCHE LLP

October 26, 1995
Seattle, Washington